Exhibit 99.1

Affinity Media International Corp. Announces Record Date and Date of Special Meeting of Stockholders

Los Angeles, CA- April 21, 2008 - Affinity Media International Corp. (OTC: AFMI.OB) (“Affinity”), a special purpose acquisition company that previously announced a definitive agreement to acquire Hotels At Home Inc. (“Hotels”), announced today that stockholders of record as of April 29, 2008 (the “Record Date”) will be invited to attend Affinity’s special meeting of stockholders to be held on May 28, 2008.

Stockholders of record will be asked to vote on five proposals, including (1) the approval of the proposed merger with Hotels, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2007, and amended as of January 14, 2008, by and among Affinity, Affinity Acquisition Subsidiary Corp. and the transactions contemplated thereby; (2) the approval of an amendment to the Amended and Restated Certificate of Incorporation to increase the total number of shares of stock that the Company will have authority to issue from 16,000,000 to 30,000,000; (3) the adoption of the 2007 Long-Term Incentive Plan pursuant to which Affinity will reserve 1,400,000 shares of common stock for issuance pursuant to the Incentive Plan; (4) to elect five directors to Affinity’s board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified (in the event the Merger is approved); or - to elect two Class A directors to Affinity’s board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified (in the event the Merger is not approved); (5) the adjournment of the Special Meeting, if necessary and appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes for the foregoing proposals; and such other business as may properly come before the meeting or any adjournment or postponement thereof.

Certain Proxy Voting Procedures

Pursuant to Affinity’s certificate of incorporation, each stockholder who holds shares of common stock issued in Affinity’s initial public offering has the right to vote against the acquisition proposal and demand that, if the acquisition is consummated, Affinity convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in Affinity’s trust account, calculated as of April 29, 2008. If the holders of 27.26% (862,098) or more shares of common stock issued in Affinity’s initial public offering vote against the acquisition proposal and properly exercise their conversion rights, Affinity will not consummate the business combination.

If you are considering a vote against the acquisition proposal and the conversion of your shares of Affinity common stock into cash, please contact Morrow & Co., Affinity’s proxy solicitor, at (800) 607-0088, or Howard Cohl, President, at (310) 479-1555, for further information and instructions.

Ensuring Your Vote is Counted
In advance of the Record Date, Affinity Media advises holders of its securities to move these securities into accounts which do not permit the lending of securities, so called cash accounts or segregated accounts, and out of accounts that permit the lending of securities, such as margin accounts. These steps are designed to ensure that votes related to common shares beneficially owned by stockholders are properly counted. Beneficial owners of common shares that have been lent out (either with or without the beneficial owners’ knowledge) are not permitted to vote those shares.

About Affinity Media International Corp.
Affinity Media International Corp. (OTC: AFMI.OB) (“Affinity Media”) is a publicly traded acquisition corporation focused solely on acquiring businesses in the publishing industry. Affinity Media raised gross proceeds of approximately $18.9 million through its IPO completed in June 2006 led by Maxim Group LLC. For more information please visit www.affinitymedia.net.

About Hotels At Home, Inc.
Hotels At Home, Inc. (“Hotels At Home”) is an industry leading publisher of in-room retail catalogs and hotel-branded e-commerce Web sites for luxury hotels and resorts worldwide. Founded in 2000, Hotels At Home has established partnerships with many of the world’s leading hotel brands. Hotels At Home’s programs are available in approximately 2,400 properties representing over 500,000 rooms worldwide. Hotels At Home is headquartered in Fairfield, New Jersey, and maintains international operations in Paris, France, Toronto, Canada and Dubai, United Arab Emirates. For more information please visit www.hotelsathome.com.

Important Additional Information has been and will be filed with the SEC
In connection with the proposed merger, Affinity filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) on February 14, 2008 for its shareholders’ meeting. Before making any voting decision, Affinity’s shareholders are urged to read the preliminary proxy statement, and the definitive proxy statement to be filed with the SEC, regarding the merger carefully in its entirety because it contains important information about the proposed transaction. Affinity's shareholders and other interested parties may also obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Affinity's shareholders and other interested parties may also obtain, without charge, a copy of the proxy statement and other relevant documents by directing such request to 1850 Sawtelle Blvd., Suite 470, Los Angeles, California, 90025. Affinity and its directors and officers may be deemed to be participants in the solicitation of proxies from Affinity’s shareholders with respect to the merger.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Affinity Media, Hotels At Home and their combined business after completion of the proposed transaction. Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Affinity Media’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward-looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Affinity Media’s filings with the Securities and Exchange Commission (SEC).

The forward-looking statements in this news release are made as of the date hereof, and neither Affinity Media nor Hotels At Home assumes any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Contacts:

Denise Roche (Investors)
Brainerd Communicators, Inc.
212-986-6667

Joe LoBello (Media)
Brainerd Communicators, Inc.
212-986-6667